SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) January 22, 1999
                                  ----------------




                           GENERAL MOTORS CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




   100 Renaissance Center, Detroit, Michigan                 48265-1000
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------

ITEM 5. OTHER EVENTS

      On January 22, 1999, General Motors Corporation's (GM) subsidiary, Hughes Electronics Corporation (Hughes), issued the following news release covering an agreement to acquire PRIMESTAR, Inc.'s direct broadcast satellite medium-power business and related Tempo high power satellite assets. The news release is as follows:


                           Hughes to Acquire PRIMESTAR

    DIRECTV Will Acquire PRIMESTAR Subscribers And Expand Channel Capacity

         EL SEGUNDO, CA, January 22, 1999 - Hughes Electronics Corporation, a unit of General Motors Corporation, announced today that it reached an agreement with PRIMESTAR, Inc., to acquire the 2.3 million-subscriber PRIMESTAR direct broadcast satellite (DBS) medium-power business and related Tempo high-power satellite assets in two transactions valued at approximately $1.82 billion.

         The combination of DIRECTV(R) and PRIMESTAR, along with United States Satellite Broadcasting (USSB), the premium multi-channel movie service which agreed to merge with Hughes last month, advances DIRECTV's position as the premier digital multi-channel video platform in the United States. Upon completion of these transactions, DIRECTV will feature:

         -   More than 7 million U.S. subscribers;
         - More than 370 entertainment channels delivered through five high-power DBS spacecraft: DBS-1, -2 and -3, a high-power Tempo satellite and DIRECTV 1-R (planned for launch in mid-1999);
         - The broadest distribution network in the DBS industry, combining more than 26,000 points of retail sale with PRIMESTAR's rural and small urban-based distribution network; and
         - High-power DBS frequencies at each of the three orbital slots that provide full coverage of the continental United States: 101 degrees West longitude (WL), 110 degrees WL and 119 degrees WL.

         "We were the first to introduce high-power DBS service nearly five years ago, and our pending transactions with USSB and now PRIMESTAR will extend DIRECTV's market leadership," said Michael T. Smith, chairman and chief executive officer of Hughes Electronics. "With the addition of the Tempo high-power satellite assets, DIRECTV is well-positioned to capitalize on such emerging consumer services as high-definition television, data enhanced broadcasting and other interactive services. We expect to create new and innovative revenue streams that will add significant value for GM Class H shareholders."

Benefits to Subscribers

         "The integration of DIRECTV, USSB and PRIMESTAR will create a powerful platform to distribute digital video and other services that realizes the full potential of DBS," said Eddy W. Hartenstein, president of DIRECTV. "We will carry more than 370 channels that may be accessed from every state in the continental U.S., and we'll be able to offer consumers a broad range of conventional and all-new data and interactive services.

         "In addition, PRIMESTAR's network of agents, master agents and full-service providers adds an important rural and small urban component that complements DIRECTV's largely urban/suburban retail distribution network. In short, these transactions are going to make high-power satellite television easier to get for more Americans than ever before," added Hartenstein.

         DIRECTV and its consumer electronics manufacturing partners will introduce new DIRECTV System equipment later this year designed to seamlessly integrate programming distributed from multiple orbital locations. These new DIRECTV Systems will integrate DIRECTV's core subscription services at 101 degrees WL with the new services to be introduced at 119 degrees WL; likewise, DIRECTV is creating a single dish, dual-satellite receiving system to integrate DIRECTV's core programming with Spanish-language services to be launched later this year at 110 degrees. A consumer-friendly single-dish receiving system that integrates programming distributed from all three orbital locations - 119, 101 and 110 degrees - is also planned.

PRIMESTAR Subscriber Transition to DIRECTV

         PRIMESTAR currently operates a 160-channel medium-power service using leased satellite capacity at 85 degrees WL. DIRECTV will operate the medium-power PRIMESTAR business for a period of approximately two years, during which time it will transition PRIMESTAR subscribers to the high-power DIRECTV service.

         "By combining with DIRECTV, PRIMESTAR fulfills its long-sought goal of providing its subscribers with an opportunity for high-power service," said Hartenstein. "PRIMESTAR has built a successful business, and for two years has captured J.D. Powers' top customer satisfaction rating in the cable and satellite television category. We are pleased to serve PRIMESTAR's subscribers and look forward to introducing them to the expanded programming opportunities and services of DIRECTV."

         During this transition period, PRIMESTAR's distribution network will continue servicing PRIMESTAR subscribers and begin to offer the DIRECTV System to new subscribers.

Terms of the Transactions

         The transactions are comprised of 1) the acquisition of the PRIMESTAR medium-power DBS business, and 2) the purchase of the Tempo high-power satellite assets. PRIMESTAR will receive approximately $1.32 billion for the medium-power DBS business, comprised of approximately 4,871,000 shares of General Motors
Class H (GMH)  common  stock and $1.1  billion  cash.  Hughes will also pay $500 million cash for the Tempo high-power satellite assets. Together, the transactions provide DIRECTV with:

         - 11 high-power DBS frequencies at 119 degrees WL, from which the in-orbit Tempo satellite can begin delivering programming on a national basis at any time;
         - A second Tempo satellite, which is already built and can be launched at a future date or be used as a back-up satellite to secure uninterrupted service for DIRECTV subscribers; and
         - Increased revenues immediately from over 2.3 million existing PRIMESTAR subscribers, and ongoing revenues from these subscribers as they are transitioned to DIRECTV.

         The transactions have been approved by the Boards of Directors of Hughes and PRIMESTAR, and are subject to approval by the Board of Directors of General Motors, consent of certain PRIMESTAR lenders and receipt of appropriate regulatory and antitrust approvals.

         The earnings of Hughes Electronics are used to calculate the earnings per share attributable to GMH (NYSE symbol) common stock. DIRECTV is the nation's leading direct broadcast satellite service with more than 4.5 million subscribers. DIRECTV is a registered trademark of DIRECTV, Inc., a unit of Hughes Electronics Corporation. Visit Hughes and DIRECTV on the World Wide Web at www.hughes.com and www.directv.com, respectively.

                                 * * * * * *

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    January 22, 1999
        -----------------
                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)